As Filed with the Securities and Exchange Commission on August 29, 2006

Registration No. 333-129910

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
Post Effective Amendment No. 3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TANK SPORTS, INC.

(NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

California	3751	95-4849012
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10925 Schmidt Road
El Monte, California 91733
(626) 350-4039

(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

Jing Jing Long
President
10925 Schmidt Road
El Monte, California 91733
(626)350-4093

(NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

COPIES TO:

THE O'NEAL LAW FIRM, P.C.
Attention: William D. O'Neal, Esq.
17100 East Shea Boulevard
Suite 400-D
Fountain Hills, Arizona 85268
(480) 812-5058 (tel)

(480) 816-9241 (fax)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be registered	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (US $)	Amount of registration Fee (2)
Common stock to be Offered for resale by selling stockholders	1,446,500	$1.00	$1,446,500	$170.37
Total Registration Fee				$170.37

(1) In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee.

(3) Fixed offering price was set by the selling shareholders until securities are quoted on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that our shares will be approved for listing on the OTC Bulletin Board.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

August 29, 2006

TANK SPORTS, INC.
A CALIFORNIA CORPORATION
RELATING TO THE RESALE OF UP TO 1,446,500 SHARES OF
TANK SPORTS, INC. COMMON STOCK

The prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to the recipients of certain shares of common stock (the "Selling Shareholders") of Tank Sports, Inc. Accordingly, the prospectus and the registration statement cover the resale by certain Selling Shareholders of 1,446,500 shares of our common stock.

There is currently no public market for our shares.

The sales price to the public was set by the selling shareholders at $1.00 per share for a total of $1,446,500. The price of $1.00 per share is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that our shares will be approved for listing on the OTC Bulletin Board.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____________.

TABLE OF CONTENTS
PAGE NUMBER
PROSPECTUS SUMMARY	6

RISK FACTORS	8

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK	8

RISKS RELATING TO OUR BUSINESS	9

FORWARD-LOOKING STATEMENTS	14

USE OF PROCEEDS	15

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	15

DIVIDEND POLICY	15

MANAGEMENT'S DISCUSSION AND ANALYSIS	16

DESCRIPTION OF BUSINESS	21

LEGAL PROCEEDINGS	27

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	27

EXECUTIVE COMPENSATION	28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30

DESCRIPTION OF COMMON STOCK	31

PLAN OF DISTRIBUTION	31

SELLING SHAREHOLDERS	33

LEGAL MATTERS	37

TRANSFER AGENT	37

EXPERTS	37

INTEREST OF NAMED EXPERTS	38

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	38

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	38

WHERE YOU CAN FIND MORE INFORMATION	39

FINANCIAL STATEMENTS	40

INDEMNIFICATION OF DIRECTORS AND OFFICERS	62

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	64

RECENT SALES OF UNREGISTERED SECURITIES	64

EXHIBITS	63

UNDERTAKINGS	65

SIGNATURES	66

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement. The selling shareholders ("Selling Shareholders") may sell some or all of their shares in transactions from time to time.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely upon it. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission ("SEC") and incorporate by reference in this prospectus is accurate only as of the date of the documents containing the information. As used in this prospectus, the terms "we", "us", "our" and "Tank" refer to "Tank Sports, Inc." All dollar amounts refer to United States dollars unless otherwise indicated.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

GENERAL

Tank Sports, Inc. was originally incorporated under the laws of the State of California on March 5, 2001, as Bi-Tank, Inc. On June 21, 2004, we amended our Articles of Incorporation changing our name to "Tank Sports, Inc." Our executive offices are located at 10925 Schmidt Road, El Monte, California 91733. Our telephone number is (626) 350-4039.

OUR BUSINESS

We market, sell and distribute recreational and transportation motorcycles, all-terrain vehicles ("ATVs"), dirt bikes, scooters and Go Karts in the United States and in International markets. We complement each of product lines with an assortment of replacement parts and accessories. We market our products through Tank Sports, Inc., as well as a network of dealers and distributors in the United States. In the International markets, we sell our products through a network of dealers and distributors serving countries such as Mexico, Ecuador,
Jamaica and Finland.

NUMBER OF SHARES OUTSTANDING

There were 8,125,700 shares of our common stock issued and outstanding as at August 29, 2006.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the Selling Shareholders. We will incur all costs associated with this prospectus and related registration statement.

PROSPECTUS SUMMARY - continued

SUMMARY OF FINANCIAL DATA

The summarized financial data set forth in the table below is derived from and should be read in conjunction with our audited financial statements for the period from March 1, 2004 to the year ended February 28, 2005, the period from March 1, 2005 to the year ended February 28, 2006, and our interim financial statements for the period ending May 31, 2006, including the notes to those financial statements which are included elsewhere in this prospectus.

	As of February 28, 2006	As of May 31, 2006
		(Unaudited)
Balance Sheet:

Current assets	$1,960,504	$919,358

Total assets	$2,249,690	$1,206,891

Current liabilities	$2,908,656	$1,805,708

Working capital	$(948,152)	$(886,350)

Stockholders' deficit	$(658,966)	$(598,817)

Loss per Share	$(0.03))	$0.007

Statement of Operations:

Revenue	$7,539,336	$2,924,907

Total expenses	$2,194,385	$779,303

Net loss/profit	$(206,713)	$60,148

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our Company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

IF AND WHEN A MARKET FOR OUR COMMON STOCK DEVELOPS, SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK.

If and when a market for our common stock develops, sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 8,125,700 shares of common stock issued and outstanding as of August 29,2006. When this registration statement is declared effective, the Selling Stockholders will be able to resell up to 1,446,500 shares of our common stock. As a result, a substantial number of our shares of common stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell their shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

ADDITIONAL ISSUANCES OF EQUITY SECURITIES MAY RESULT IN DILUTION TO OUR EXISTING STOCKHOLDERS.

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock. Common stock is our only authorized class of stock. The board of directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. Although we have no current plans or intention to issue additional securities in the foreseeable future, if we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock from the Selling Shareholders, your proportionate ownership interest and voting power will be decreased accordingly. Further, any such issuance could result in a change of control.

OUR COMMON STOCK IS CLASSIFIED AS A "PENNY STOCK" UNDER SEC RULES WHICH LIMITS THE MARKET FOR OUR COMMON STOCK.

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - continued

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a  broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

RISKS RELATED TO OUR BUSINESS

OUR AUDITORS HAVE ISSUED A "GOING CONCERN" QUALIFICATION TO THE AUDIT REPORT of the financial statements of Tank Sports, Inc. for the year ended February 28, 2006 DUE TO THE CONTINUING LOSSES ON OPERATIONS, WHICH INDICATES THE POTENTIAL FOR BUSINESS FAILURE OF THE COMPANY.

The independent auditor's report accompanying our February 28, 2006 audited financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that the Company will continue as a going concern." Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise  sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business may not be able to continue as a going concern and could potentially fail. As a result, shareholders could lose their entire investment in our company.

FAILURE TO RETAIN OUR EXISTING MANAGEMENT TEAM COULD NEGATIVELY IMPACT OUR REVENUES.

Our success depends largely on the skills of certain key management, in particular our Chairman, Ms. Jing Jing Long , our President and Treasurer , and  our Secretary, Mr. Jim Ji. We do not have employment agreements with our executive officers, key management or other employees and, therefore, they could terminate their employment at any time without penalty. We do not maintain key person life insurance policies on any of our employees. While none of our key employees has expressed any plans to leave our company in the near future, the loss of one or more of our key employees could negatively impact our revenues

RISKS RELATED TO OUR BUSINESS - continued

and our ability to generate profits. We may not be able to recruit personnel on acceptable terms to replace these individuals in a timely manner, or at all.

WE ARE ALSO DEPENDENT FOR OUR SUCCESS ON OUR ABILITY TO ATTRACT AND RETAIN TECHNICAL MOTOR VEHICLE PERSONNEL, SALES AND MARKETING PERSONNEL AND OTHER SKILLED MANAGEMENT.

Our success depends to a significant degree upon our ability to attract, retain and motivate highly skilled and qualified personnel. While we have not experienced any problems attracting and retaining key personnel in the past, failure to attract and retain necessary technical motor vehicle personnel, sales and marketing personnel and skilled management could adversely affect our business. If we fail to attract, train and retain sufficient numbers of these highly qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected.

OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO RESPOND TO CHANGING CONSUMER DEMANDS, IDENTIFY AND INTERPRET RECREATIONAL VEHICLE TRENDS AND INDUSTRY STANDARDS AND SUCCESSFULLY MARKET NEW PRODUCTS.

The recreational vehicle industry is subject to rapidly changing consumer demands, technological improvements and industry standards. Accordingly, we must identify and interpret vehicle trends and respond in a timely manner. Demand for and market acceptance of new products are uncertain and achieving market acceptance for new products generally requires substantial product development and marketing efforts and expenditures. If we do not continue to meet changing consumer demands and develop successful product lines in the future, our growth and profitability will be negatively impacted. If we fail to anticipate, identify or react appropriately to changes in product style, quality and trends or are not successful in marketing new products, we could experience an inability to profitably sell our products even at lower cost margins. Because of these risks, a number of companies in the recreational vehicle industry in general, have experienced periods of rapid growth in revenues and earnings and thereafter periods of declining sales and losses, which in some cases have resulted in companies in these industries ceasing to do business. Similarly, these risks could have a severe negative effect on our results of operations or financial condition.

OUR BUSINESS AND THE SUCCESS OF OUR PRODUCTS COULD BE HARMED IF WE ARE UNABLE TO MAINTAIN THEIR BRAND IMAGE.

Our success is dependent in large part to the strength of the brand names we distribute. If we are unable to timely and appropriately respond to changing consumer demand, the brand name and brand image we distribute may be impaired. Even if we react appropriately to changes in consumer preferences, consumers may consider those brand images to be outdated or associate those brands with styles of recreational vehicles that are no longer popular. If our product lines are deemed inexpensive but of poor quality, we may experience periods of rapid growth in revenues and earnings followed by periods of declining sales and losses. Our business may be similarly affected in the future.

RISKS RELATED TO OUR BUSINESS - continued

OUR BUSINESS MAY BE NEGATIVELY IMPACTED AS A RESULT OF CHANGES IN THE ECONOMY.

Our business depends on the general economic environment and levels of consumer spending that affect not only the ultimate consumer, but also our dealer network. Purchases of recreational vehicles tend to decline in periods of recession or uncertainty regarding future economic prospects, when consumer spending, particularly on discretionary items, declines. During periods of recession or economic uncertainty, we may not be able to maintain or increase our sales to existing dealers, make sales to new dealers, maintain sales levels or maintain or improve our earnings from operations as a percentage of net sales. As a result, our operating results may be adversely and materially affected by downward trends in the economy, continued increases in gasoline prices or the occurrence of events that adversely affect the economy in general.  Furthermore, in anticipation of continued increases in net sales, we have significantly expanded our infrastructure and workforce to achieve economies of scale. Because these expenses are fixed in the short term, our operating results and margins will be adversely impacted if we do not continue to grow as anticipated.

OUR OPERATING RESULTS COULD BE NEGATIVELY IMPACTED IF OUR SALES ARE CONCENTRATED IN ANY ONE STYLE OF RECREATIONAL VEHICLE.

If any one style or group of similar styles of our recreational vehicles were to represent a substantial portion of our net sales, we could be exposed to risk should consumer demand for such style or group of styles decrease in subsequent periods. While we are attempting to hedge this risk by offering a broad range of products, our gross sales for the year ended February 28, 2006 was comprised almost 100% by selling recreational vehicles, including 73% in Scooters, 9% in ATVs, 5% in dirt bikes, and 13% in cruiser motorcycles and 1% in Go Karts. For the three months ended May 31, 2006, our sales was comprised of 79% in Scooters, 4% in ATVs, 5% in dirt bikes, and 13% in cruiser motorcycles. However, this may change in the future and fluctuations in sales of any given style that represents a significant portion of our future net sales could have a negative impact on our operating results.

OUR INTERNATIONAL MANUFACTURING OPERATIONS ARE SUBJECT TO THE RISKS OF DOING BUSINESS ABROAD, WHICH COULD AFFECT OUR ABILITY TO MANUFACTURE OUR PRODUCTS IN INTERNATIONAL MARKETS, OBTAIN PRODUCTS FROM FOREIGN SUPPLIERS OR CONTROL THE COSTS OF OUR PRODUCTS.

Substantially all of our net sales during 2006 were derived from sales of recreational vehicles manufactured in China. Foreign manufacturing is subject to a number of risks, including:

o political and social unrest, including our military presence in Iraq;

o changing economic conditions;

o currency exchange rate fluctuations;

o international political tension and terrorism;

o work stoppages;

o electrical shortages;

o transportation delays;

o loss or damage to products in transit;

o expropriation;

RISKS RELATED TO OUR BUSINESS - continued

o nationalization;

o the imposition of tariffs and trade duties both international and domestically;

o import and export controls and other non-tariff barriers;

o exposure to different legal standards (particularly with respect to intellectual property);

o compliance with foreign laws; and

o changes in domestic and foreign governmental policies.

In particular, because all of our products are currently manufactured in China, adverse change in trade or political relations with China or political instability in China would severely interfere with the manufacture of our products and would materially adversely affect our operations. Foreign manufacturers, especially in China may be more susceptible to electrical shortages than U.S. manufacturers, which may cause them, in some cases, to shut down production at least one day a week. These electrical shortages may extend the production time necessary to produce our orders, and there may be circumstances in the future where we may have to incur premium freight charges to expedite product to our customers. If we incur a significant amount of premium charges to airfreight product for our customers, our gross profit will be negatively affected if we are unable to collect those charges.

In addition, if we, or our foreign manufacturer, violate United States or foreign laws or regulations, we may be subject to extra duties, significant monetary penalties, the seizure and the forfeiture of the products we are attempting to import or the loss of our import privileges. Possible violations of United States or foreign laws or regulations could include inadequate record keeping of our imported products, misstatements or errors as to the origin, quota category, classification, marketing or valuation of our imported products, fraudulent visas or labor violations. The effects of these factors could render our conduct of business in a particular country undesirable or impractical and have a negative impact on our operating results.

OUR BUSINESS REPUTATION COULD BE HARMED IF OUR MANUFACTURERS OR SUPPLIERS VIOLATE LABOR OR OTHER LAWS.

We require our independent manufacturer and suppliers to operate in compliance with applicable United States and foreign laws and regulations. Although we promote ethical business practices, we do not control them or their labor practices. Although we believe that we incur no direct or indirect legal liability as a result of the labor practices of our manufacturers or suppliers, if our independent manufacturer or suppliers violates labor or other laws or diverges from those labor practices generally accepted as ethical in the United States, it could result in adverse publicity for us, damage our reputation in the United States or render our conduct of business in a particular foreign country undesirable or impractical, any of which could harm our business.

RISKS RELATED TO OUR BUSINESS - continued

FOREIGN CURRENCY FLUCTUATIONS COULD ADVERSELY AFFECT OUR PROFITABILITY.

We generally purchase our products in U.S. dollars. However, we source substantially all of our products overseas and, as such, the cost of these products may be affected by changes in the value of the relevant currencies.  Changes in currency exchange rates may also affect the relative prices at which we and foreign competitors sell products in the same market. There can be no assurance that foreign currency fluctuations will not have a material adverse impact on our business, financial condition and results of operations.

OUR BUSINESS IS SUBJECT TO SEASONALITY THAT MAY CAUSE OUR QUARTERLY OPERATING RESULTS TO FLUCTUATE MATERIALLY AND CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DECLINE.

Motorcycle and ATV sales in general are seasonal in nature since consumer demand is substantially lower during the colder season in North America. We may endure periods of reduced revenues and cash flows during off-season months and be required to reduce the size of our work force or terminate some of our employees from time to time. Building inventory during the off-season period could harm our financial results if anticipated sales are not realized. Further, if a significant number of our dealers are concentrated in locations with longer or more intense cold seasons, lack of consumer demand due to seasonal factors may impact us more adversely, further reducing revenues or resulting in reduced revenues over a longer period of time.

COMPLIANCE WITH ENVIRONMENTAL AND SAFETY REGULATIONS COULD INCREASE OUR PRODUCTION COSTS, DELAY INTRODUCTION OF OUR PRODUCTS AND SUBSTANTIALLY IMPAIR OUR ABILITY TO GENERATE REVENUES AND ACHIEVE PROFITABILITY.

We must comply with numerous federal and state regulations governing environmental and safety factors with respect to motorcycles and their use. These various governmental regulations generally relate to air, water and noise pollution, as well as motorcycle safety standards. If we are unable to obtain the necessary certifications or authorizations required by government standards, or fail to maintain them, our business and future operations would be harmed seriously.

Use of motorcycles in the United States is subject to rigorous regulation by the Environmental Protection Agency ("EPA"), and by state pollution control agencies. Any failure by us to comply with applicable environmental requirements of the EPA or state agencies could subject us to administratively or judicially imposed sanctions such as civil penalties, criminal prosecution, injunctions, product recalls or suspension of production.

Our business and facilities also are subject to regulation under various federal, state and local regulations relating to resale of motorcycles and ATV operations, occupational safety, environmental protection, hazardous substance control and product advertising and promotion. Our failure to comply with any of these regulations in the operation of our business could subject us to administrative or legal action resulting in fines or other monetary penalties or require us to change or cease our business.

IF WE MARKET AND SELL OUR PRODUCTS IN INTERNATIONAL MARKETS, WE WILL BE SUBJECT TO ADDITIONAL REGULATIONS RELATING TO EXPORT REQUIREMENTS, ENVIRONMENTAL AND SAFETY MATTERS, AND MARKETING OF THE PRODUCTS AND DISTRIBUTORSHIPS, AND WE WILL BE SUBJECT TO THE EFFECT OF CURRENCY FLUCTUATIONS, ALL OF WHICH COULD INCREASE THE COST OF SELLING OUR PRODUCTS AND SUBSTANTIALLY IMPAIR OUR ABILITY TO ACHIEVE PROFITABILITY IN FOREIGN MARKETS.

RISKS RELATED TO OUR BUSINESS - continued

As a part of our marketing strategy, we intend, in the future, to market and sell our products internationally. In addition to regulation by the U.S. government, our products will be subject to environmental and safety regulations in each country in which we market and sell our motorcycles. Regulations will vary from country to country and will vary from those of the United States. The difference in regulations under U.S. law and the laws of foreign countries may be significant and, in order to comply with the laws of these foreign countries, we may have to implement manufacturing changes or alter product design or marketing efforts. Any changes in our business practices or products we sell will require response to the laws of foreign countries and will result in additional expense to us.

Additionally, we may be required to obtain certifications or approvals by foreign governments to market and sell our products in foreign countries. We may also be required to obtain approval from the U.S. government to export our products. If we are delayed in receiving, or are unable to obtain, import or export clearances, or if we are unable to comply with foreign regulatory requirements, we will be unable to execute our international marketing strategy for our products.

FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements," as that term is used in federal securities laws, about our financial condition, results of operations and business. These statements include, among others:

o statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

o statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

These statements may be made expressly in this document or may be incorporated by reference to documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry 's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution you not to put undue reliance on these statements, which speak only as of the date of this Prospectus. Further, the information contained in this prospectus or incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

FORWARD-LOOKING STATEMENTS - continued

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the Selling Shareholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the Selling Shareholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We have agreed to register the shares of the Selling Shareholders as set forth in this registration statement and prospectus and incur all costs associated with this prospectus and related registration statement.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on any exchange and there is no public trading market for the common stock.

As of August 29, 2006, we had 39 shareholders of record. We have no outstanding warrants or options to purchase our securities.

SHARES ELIGIBLE FOR FUTURE SALE.

Upon completion of the offering, we will have 8,125,700 shares of common stock outstanding. A current shareholder who is an "affiliate" of our company, defined in Rule 144 as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, our company, will be required to comply with the resale limitations of Rule 144.

Purchasers of shares in the offering, other than affiliates, may resell their shares immediately. Sales by affiliates will be subject to the volume and other limitations of Rule 144, including certain restrictions regarding the manner of sale, notice requirements, and the availability of current public information about our company. The volume limitations generally permit an affiliate to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding his sale. A person who ceases to be an affiliate at least three months before the sale of restricted securities beneficially owned for at least two years may sell the restricted securities under Rule 144 without regard to any of the Rule 144 limitations.

DIVIDEND POLICY

No dividends have ever been declared by the Board of Directors on our common stock. We do not indicate the intention of paying cash dividends on our common stock in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER COMPENSATION PLANS

We have no equity compensation plan.

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 8 of this registration statement. Our audited financial statements are stated in United States Dollars and are prepared in  accordance with United States Generally Accepted Accounting Principles.

EXECUTIVE LEVEL OVERVIEW

The following discussion pertains to our results of operation and financial position for the three months ended May 31, 2006 and 2005, and for the fiscal years ended February 28, 2006 and 2005. The Company's product lines consist of all-terrain vehicles (ATVs), scooters, cruiser motorcycles, dirt bikes and go carts. Due to the seasonality of All Terrain Vehicle (ATV), cruiser motorcycle, scooters and dirt bikes business, and certain changes in the product mix during various periods, results of such periods are not necessary indicative of the results to be expected for future performance.

For the three month period ended May 31, 2006, we generated $2,924,907 in revenue, a 177 percent increase as compared to $1,055,031 in revenues for the same period ended May 31, 2005. Net Income from Operations for the three month period ended May 31, 2006 was $60,148 compared to ($110,452) for same period ended May 31, 2005. The increase in revenue was mainly due to a change in product mix and an increase in brand recognition. In 2005, the Company introduced 150cc Scooters and 250cc Cruiser motorcycles to the market. The sales of scooters increased from 2,609 units for fiscal year ended February 28, 2005 to 8,803 units for fiscal year ended February 28, 2006. The increase also occurred in units sold for ATV and cruiser motorcycles, which were driven primarily by new product introductions. We sell our products through a network of 151 dealers and distributors in the United States. The Company's gross profit for three months ended May 31, 2005 increased 276 percent over same period ended May 31, 2005, primarily due to the higher sales volume and a decrease in cost of goods sold.

Although the growth in revenue increased our liquidity and capital resources, we have a working capital deficit of $886,350, cash and cash equivalent balance of $84,854 as of May 31, 2006. Historically, we have been importing all of our products from third party manufacturers in China with Letter of Credit paid by an affiliate US company owned by some of our shareholders. We make payments to this affiliate company, which in turn pays to the manufacturers. As of May 31, 2006, we owe this affiliate $1,327,446, which amount is due on demand, interest free and unsecured. SEE CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

MANAGEMENT'S DISCUSSION AND ANALYSIS - continued

PLAN OF OPERATION

Since our inception, we commenced the sale and distribution of motorcycles and ATV's under the brand name of TANK. In order to succeed, we intend to do the following:

1. Generate Dealer Interest and Recruit Dealers. We have used our power sports vehicles to create awareness within the power sports industry. We have also displayed these vehicles at trade shows and events to generate dealer interest in TANK products. We intend to continue our promotional efforts through public relations program, attending and displaying our products at dealer trade shows, direct mail efforts and direct solicitations of prospective customers. We have identified 25 dealers that we expect will enter into dealer agreements with us. We believe our dealer qualification criteria are strict and they include experience, reputation, ability to serve the geographic territory and financial strength.

2. Generate Consumer Interest and Develop the TANK Brand. To date, our products have appeared in over 10 publications. We believe this publicity is critical to creating awareness of the TANK brand. We intend to continue our public relations efforts to create additional consumer interest and to support our dealers in targeted advertising and marketing efforts in their geographic territories. We also plan to continue to attend trade shows and events targeted to consumers to provide them with opportunities to see, and in some cases ride, our products. We believe these efforts, as well as mailing information to persons who have inquired about our products, will generate the customer awareness we believe is necessary to sell our products, and to develop the TANK brand.

Our focus in the next 12 months has been to seek necessary working capital, and to develop our marketing plan. Our marketing plan focuses on dealers and the retail market, through comprehensive print advertising, participation in trade shows and other direct marketing efforts. Our marketing strategy is based on a reliable product, consistent quality and the  delivery of a unique name and image. We estimate the necessary proceeds to implement this marketing campaign to be $180,000. We do not plan to carry out these actions until we have secured funds from our cash flows to fully fund this marketing plan. At this time, it is uncertain as if we can secure necessary financing.

RESULTS OF OPERATIONS

  FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2006

We generated revenues of $7,539,336 for the fiscal year ending February 28, 2006, 164 percent increase, as compared to $2,858,609 in revenues for the fiscal year ended February 28, 2005. The increase is primarily attributable to increased sales.

Our net loss for fiscal year ended February 28, 2006 was approximately ($206,713) as compared to a net loss for fiscal year ended February 28, 2005 of approximately ($121,478). The increase in our net loss is primarily attributable to increase in operating expenses, especially in advertising, trade show, freight out and rents, and product liability and warranty insurances.

During the fiscal year ended February 28, 2006, we recorded operating expenses of $2,194,385, consisting primarily of (i) $775,352 in general and administrative expenses; and (ii) $1,419,033 in selling expenses. During the fiscal year ended February 28, 2005, we recorded operating expenses of $809,909, consisting primarily  of (i) $316,858 in general and administrative expenses; and (ii) $493,051 in selling  expenses. General and administrative expenses generally include corporate  overhead, financial and administrative services.

MANAGEMENT'S DISCUSSION AND ANALYSIS - continued

During the fiscal years ended February 28, 2006 and 2005, net cash flow provided by (used in) operating activities were ($1,383,580) and $212,036, respectively.

During the fiscal years ended February 28, 2006 and 2005, net cash flows used in investing activities was $78,818 and $50,796.

Net cash flow provided by (used in) financing activities were $1,584,355 and $(187,195) during the fiscal years ended February 28, 2006 and 2005, respectively. Our net cash flows used in financing activities consisted primarily of payment of loans borrowed from Steady Star, an S Corp in California and a related company. SEE CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

FOR THE THREE MONTH PERIOD ENDED MAY 31, 2006

We generated revenues of $2,924,907 for the three month period ending May 31, 2006,  177 percent increase as compared to $1,055,031 in revenues for the same period ended May 31, 205. The increase is primarily attributable to improved brand recognition, the success of the launch of two new special edition 150cc motorcycle models and the 250cc engine TOURING scooter. Additionally, improvement in the dealer network is contributing to the higher sales.

Our gross profit for the three month period ended May 31, 2006, was $829,397, 276 percent increase as compared to $220,466 in gross profit for the same period ended May 31, 2005. Gross profit, as a percentage of revenue, was twenty-eight percent for the three month period ended May 31, 2006, a seven percent increase from twenty-one percent in the comparable period of 2005. The increase growth profit margin was primarily due to change in our product mix mainly from low profit bicycles to high profit motorcycles.

Our net income for the three month period ended May 31, 2006 was $60,148 as compared to a net loss for the same period ended May 31, 2005 of approximately ($110,452). The increase in our net income is primarily attributable to increased sales and gross profit margin.

During the three month period ended May 31, 2006, we recorded operating expenses of $779,303, consisting primarily of (i) $275,065 in selling expenses; and (ii) $504,238 in general and administrative expenses. General and administrative expenses generally include corporate overhead, financial and administrative services.

During the three month period ended May 31, 2006, net cash flow used in operating activities was $1,316,827. Our net cash flows used in operating activities consisted primarily of $819,387 spent in Inventory.

During the three month period ended May 31, 2006, net cash flows used in investing activities was ($6,739), which was primarily the result of a purchase of an automobile and few office equipments for company use.

During the three month period ended May 31, 2006, net cash flow provided in financing activities was $1,388,763, consisting primarily of (i) $2,582 in loan repayment; (ii) $1,386,181 decrease in due to affiliate.

MANAGEMENT'S DISCUSSION AND ANALYSIS - continued

LIQUIDITY AND CAPITAL RESOURCES

At May 31, 2006, our current assets were $919,358, current liabilities were $1,805,708, resulting in a working capital deficit of $886,350.

At May 31, 2006, we had cash and cash equivalents of $84,854.

The Company anticipates the future cash flow from revenue and existing financing facilities would be adequate to fund our operations over the next twelve (12) months. We have no lines of credit or other bank financing arrangements. However, the Company is meeting its requirements from line of credit obtained by a related party. SEE CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS SECTION. Generally, we have financed operations to date through cash flow and shareholder loans. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to advertisement and marketing of our brand name and the expansion of dealership networks. We intend to finance these expenses from current and future revenues from operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

MATERIAL COMMITMENTS

We have no material commitments as at the date of this registration statement.

PURCHASE OF SIGNIFICANT EQUIPMENT

We do not intend to purchase any significant equipment during the next twelve (12) months.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

In June 2005, the EITF reached consensus on Issue No. 05-6, determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

In March 2006 FASB issued SFAS 156 ‘Accounting for Servicing of Financial Assets’ this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

MANAGEMENT'S DISCUSSION AND ANALYSIS - continued

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose ‘Amortization method’ or ‘Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities.

4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our significant accounting policies are identified and described in Note 2 to the financial statements. The preparation of our financial statements in conformity with U.S. generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates. Tank continually evaluates its critical accounting policies and estimation procedures. Estimates are often based on historical experience and on assumptions that are believed to be reasonable under the circumstances, but which could change in the future. Some of Tank's accounting policies and estimation procedures require the use of substantial judgment, and actual results could differ materially from the estimates underlying the amounts reported in the consolidated financial statements. A summary of our significant accounting policies is included in Note 2 to our financial statements which are included in PART I. FINANCIAL INFORMATION of this Form SB 2.

In applying these policies, estimates and judgments affect the amounts at which accounts receivable, inventory, and certain liabilities are recorded and the useful lives of property and equipment. We apply our accounting policies on a consistent basis. Changes in circumstances are considered in our estimates and judgments. Future changes in circumstances could result in changes in amounts at which assets and liabilities are recorded. Future changes could also affect the estimated useful levels of property and equipment, which could result in changes in depreciation expense or write offs or write downs of such assets.

Revenue Recognition. The Company's revenue recognition policies are in compliance with Staff Accounting Bulletion (SAB) 104. Sales revenue is recognized when the delivery to customers (independent dealers and distributors) is completed and ownership is transferred, the price is fixed and determinable, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received prior to completing all aforementioned criteria are recorded as unearned revenue. The Company's dealers enter into an annual renewable contract and are required to maintain status as an authorized dealer in order to continue selling company's products. Dealers are required to assemble and prep the vehicles before its sold, inform customer on warranties information and to repair and service the vehicles. The Company sets a fixed pricing structure each year. All dealers must follow the pricing structure or no more than 12% above or below the MSRP. Any additional discounts will need approval from the Company. The Company offers a limited and parts only warranties to all its dealers, distributors and retail customers. Tank requires its customer to be responsible for a 15% restocking fee for all unused return and shipping fees are non refundable. Used merchant cannot be returned without reason and the defective merchandise must be repaired. Tank has not historically recorded any significant sales return allowances because it has not been required to repurchase a significant number of units. However, should there be an adverse change in retail sales could cause this situation to change.

MANAGEMENT'S DISCUSSION AND ANALYSIS - continued

Allowance for Doubtful Accounts. The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and change in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Inventory. Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Machinery and equipment. Machinery and Equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized.

Income taxes. The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Product warranties and insurance. Tank provides a limited warranty for parts only for a period of six months for its ATVs, Dirt bikes, Go Cars, and Scooters with a 50cc engine, for a period of one year for its cruiser motorcycles with Trademark "VISION" and Scooters with 150cc and 250 cc engines. Tank's standard warranties require the Company or its dealers to repair or replace defective products during such warranty periods at no cost to the consumer. Major cost incurred in connection with warranty obligations is the cost of new parts replacing the damage/defective parts. We have not recorded a liability for warranty obligations because they were immaterial for the periods presented; and we have recorded expenses when the costs were actually incurred. Tank insures its product liability claims with ACORD Jordan and Jordan Insurance Agency, LLC. The product liability coverage are up to $1,000,000 limit per occurrence, $50,000 limits on damage to rented premises, $1,000,000 to personal injury, $2,000,000 to general aggregate and $2,000,000 limit to products comp/or aggregate. Historically, the Company has not experienced any threatened litigation or product liability claim. The Company believes that based on its historical product liability claim experience, the product liability insurance will be sufficient to cover any such claim.

DESCRIPTION OF BUSINESS

CORPORATE HISTORY

Tank Sports, Inc. was originally incorporated under the laws of the State of California on March 5, 2001, as Bi-Tank, Inc. On June 21, 2004, we amended our Articles of Incorporation changing our name to "Tank Sports, Inc." Our principal office and warehouse is located at 10925 Schmidt Road, El Monte, California 91733. We currently maintain a web site at http://www.tank-sports.com.

DESCRIPTION OF BUSINESS - continued

CURRENT BUSINESS OPERATIONS

We market, sell and distribute recreational and transportation motorcycles, all-terrain vehicles ("ATVs"), dirt bikes, scooters and Go Karts in the United States and international markets. We complement each of product lines with an assortment of replacement parts and accessories, which are available at our dealerships. We market our products through Tank Sports, Inc., as well as a network of about 151 dealers and distributors worldwide, with over 100 dealers in the United States. Outside of the United States, we sell our products through an international network of dealers and distributors serving countries such as Mexico, Ecuador, Jamaica and Finland.

We offer a full product line consisting of four cruiser motorcycles, seven dirt bike motorcycles, eight scooters, and seven all-terrain vehicles. The cruiser motorcycles ranges in sizes from 50cc to 250cc, dirt bikes range in size from 70cc to 250cc, scooter ranges in sizes from 50cc to 150cc and the ATVs models are 70cc to 250cc. We also offer a bicycle line consisting of "Trials", bikes for skill oriented riders, "Cruisers", for common use, "BMX" and Mountain Bikes. Since we launched motorcycle and ATVs products in 2003, we have switched our focus from bicycles to the sales and distribution of motorcycles and ATVs.

Our motorcycle and ATV products are manufactured in China. Our products are manufactured according to our proprietary designs and standards.

We make purchases of motorcycle and ATV products from third party vendors in China by financing through Steady Star, a related party. With each purchase, Steady Star issues a letter of credit and Purchase Order ("P.O.") to the third party vendor with specific instructions given by us, including but not limited to, vehicle model(s), quantity, color(s), terms and conditions on payment methods, shipment instructions, packaging, import/export responsibilities and other remarks. All Purchase Orders are written in a standard format to vendors.

Following is an example of the standard format of the terms and conditions written in our Purchase Orders:

o
Vendor shall give Buyer purchase credits in an amount equal to a percentage  of the total value of the P.O. for future replacement orders of spare parts. The percentage is usually in the ranges of 1% to 2.5% of the P.O. The exact percentage is based on the model of the vehicle and specified in each purchase order.

o	Vendor shall be responsible for any damage of goods caused by defective packaging materials.

o	Prior to shipment, all orders are subject to Buyer's quality inspections.

o
Vendor must engrave or stamp our brand name "TANK" on the engine covers of all motorcycle and ATV products. There shall be no other brand names engraved or stamped on the engine covers other than the ones specified by Buyer.

o	For all vehicle models and parts listed in the P.O., Vendor shall not manufacture for or sell to any company or individual other than Buyer.

o	Vendor shall not sell to the United States market using any method or for any reason.

Each of our Purchase Orders is based on the market condition at the time of issuance. Thus the exact terms and conditions might vary from those listed above. SEE CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

DESCRIPTION OF BUSINESS - continued

INDUSTRY BACKGROUND

Motorcycles

We are engaged in the sales and distribution of motorcycles, mainly off road vehicles, dirt bikes, scooters, ATVs and Go Karts. According to MIC (Motorcycle Industry Council, a not-for-profit, national trade association crated to promote and preserve motorcycling and the U.S. motorcycle industry.), new motorcycle retail sales equaled an estimated 8.2 billion dollars in 2003. On-highway motorcycles accounted for 86%, while off-highway motorcycles and dual motorcycles represented 12% and 2% respectively. There were 8.8 million motorcycles in operation in the United States, or 3 motorcycles for every 100 persons. Of those, 6.9 million were used on public roads and highways, and 2.4 million were used off-road; these figures include 500,000 dual-purpose bikes, which are designed for use on public roads and for off-highway recreational purposes.

In the 8.8 million motorcycles in use, 23.5 million people operated a motorcycle in 2003. The MIC is the national trade association created to promote motorcycling and to enhance the U.S. Motorcycle industry. More than 300 members represent manufacturers and distributors of motorcycles, scooters, parts and accessories, and interface with allied trades (such as publishing, insurance and consultants) that support the continued development of statistics, effective governmental efforts and industry relations. At the present time, according to MIC, 13,924 retail outlets sell motorcycles and related products in the United States. 45% of these retail outlets are authorized to sell new motorcycles, scooters or all-terrain vehicles based on MIC estimates.

All-terrain Vehicles ("ATVs")

ATVs are four-wheel vehicles with balloon style tires designed for off-road use and traversing rough terrain, swamps and marshland. ATVs are used for recreation, in such sports as fishing and hunting, as well as for utility purposes on farms, ranches and construction sites. ATVs were introduced to the North American market in 1971 by Honda. Other Japanese motorcycle manufacturers including Yamaha, Kawasaki and Suzuki entered the North American ATV market in the late 1970s and early 1980s. We entered the ATV market in 2003. Also in 2003, John Deere announced its planned entrance into the North American ATV market in early 2004. In 1985, the number of three- and four-wheel ATVs sold in North America peaked at approximately 650,000 units per year, then dropped dramatically to a low of 148,000 in 1989. Since that time, the industry has grown consistently. According to Polaris, during the calendar year 2004 the industry grew seven percent (7%) with approximately 1,129,000 ATVs sold worldwide.

COMPETITION

The ATV and motorcycle markets in the United States are highly competitive. A handful of competitors dominate the powersports industry in the United States. Our main competitors includes three North American competitors (Polaris, Arctic Cat and Bombardier) and four Japanese competitors (Honda, Kawasaki, Suzuki and Yamaha) Competition in such markets is based upon a number of factors, including price, quality, reliability, styling, product features and warranties. At the dealer level, competition is based on a number of factors including sales and marketing support programs (such as financing and cooperative advertising). Certain of our competitors are more diversified and have financial and marketing resources which are substantially greater than those of our company. Our products are competitively priced and management believes our sales and marketing support programs for dealers are comparable to those provided by its competitors. Our products compete with many other recreational products for the discretionary spending of consumers. The following discussion is brief overview of our main competitors:

DESCRIPTION OF BUSINESS - continued

Polaris: Polaris Industries, Inc. engages in designing, engineering, manufacturing, and marketing motorized products for recreation and utility use, including all-terrain vehicles, snowmobiles, and motorcycles together with related replacement parts, garments, and accessories. This company also markets a line of recreational apparel, including helmets, jackets, bibs and pants, leathers, and hats for its snowmobile, ATV, and motorcycle lines. It sells its products through dealers and distributors principally located in the United States, Canada, and Europe. Polaris Industries was formed in 1994 and is headquartered in Medina, Minnesota. Polaris competes in ATVs, snowmobiles, motorcycles, personal watercraft ("PWC"), and jet boats. Polaris is the market leader in snowmobiles with more than 30% market share worldwide and is the No. 2 competitor in ATVs with more than 20% market share worldwide. Sharing overlapping geographies and similar brand heritage, our company and Polaris compete for the American consumer.

Arctic Cat: Arctic Cat, Inc. engages in the design, engineering, manufacture, and marketing of snowmobiles and all-terrain vehicles. It produces snowmobiles in 56 models and ATVs in 26 models. The company also sells snowmobile and ATV parts, such as electric start and reverse kits, luggage racks and bags, backrests, machine covers, windshields, track studs, carbide runners, winch kits, snow plow kits, portable lights, and utility bags. In addition, Arctic Cat offers garments and accessories, including suits, jackets, pants, pull-overs, sweatshirts, T-shirts, riding gloves, hats, helmets, caps, boots, and gear bags. This company sells its products in the United States, Canada, Europe, the Middle East, and Asia through a network of independent dealers and distributors. Arctic Cat's principal executive offices are located in Thief River Falls, Minnesota. Based in Thief River Falls, Minnesota, Arctic Cat is our rival. Arctic Cat competes directly with us in the ATV market. Sharing overlapping geographies and similar brand heritage, our company and Arctic Cat compete for the American consumer.. Arctic Cat recently surpassed Bombardier to become the No. 2 competitor in snowmobiles in the United States (No. 3 worldwide) and is the No. 6 competitor in ATVs worldwide, in management's estimation.

Bombardier: Bombardier operates under the Sea-Doo(TM) and Ski-Doo(TM) names in the PWC and snowmobile markets, respectively, and recently entered the ATV market (1998) using the Bombardier name. Bombardier is the No. 1 competitor in PWC and is the No. 2 manufacturer of snowmobiles worldwide behind Polaris. In March 2001, Bombardier purchased Outboard Marine Corp., acquiring the Johnson and Evinrude brands of outboard motors along with the Fish-Hawk line of boats. Bombardier is also one of the largest producers of two- and four-stroke engines (called ROTAX), used primarily in snowmobile, watercraft, and ATV vehicles.

Honda: Honda Motor Co., Ltd. engages in the development, production, and manufacture of motor products, ranging from small general purpose engines to specialty sports cars. Its motorcycle business includes motorcycles, all-terrain vehicles, and personal watercraft. This company produces motorcycles, ranging from the 50 cubic capacity (cc) class to the 1800cc class in cylinder displacement. Honda's motorcycle line consists of sports, business, and commuter models. Honda also manufactures various power products, including power tillers, portable generators, general purpose engines, grass cutters, outboard engines, water pumps, snow throwers, power carriers, power sprayers, lawn mowers, and lawn tractors. In addition, it also provides financing for the sale of its motorcycles, automobiles, and power products. This company's products are distributed primarily in Japan through outlets, including PROS authorized dealerships. Honda Motor Co. was incorporated in 1948 and is based in Tokyo, Japan. With combined ATV and motorcycle sales of approximately $8 billion annually, Honda is our largest competitor in the powersports industry. Honda is the pioneer and market leader in ATVs and holds the No. 2 position in motorcycles behind Harley-Davidson. Honda entered the PWC market last year with two 1,235cc models and has added an additional PWC model for its 2003 model year. Honda's move into PWC marks its first entry into a new recreational products category since 1971, when it introduced the industry's first ATV.

DESCRIPTION OF BUSINESS - continued

Yamaha: Yamaha Motor Company manufacture and sales of motorcycles, scooters, electro-hybrid bicycles, boats, sail boats, Water Vehicles, pools, utility boats, fishing boats, outboard motors, diesel engines, 4-wheel ATVs, side-by-side vehicles, racing karts, golf cars, multi-purpose engines, generators, water pumps, snowmobiles, small-sized snow throwers, automotive engines, intelligent machinery, industrial-use remote control helicopters, electrical power units for wheelchairs, helmets. Yamaha competes in each of our major segments, including ATVs and motorcycles. Yamaha started out in the motorcycle business in 1955 and is now a large producer of both on-highway motorcycles (cruisers, touring, and sport bikes) and off-highway dirt bikes. In 1968, Yamaha entered the snowmobile market. Yamaha produced its first ATV in 1979 and currently offers more than a dozen ATV models, including the 660cc sport performance Raptor.

Suzuki: Suzuki Motor Corporation's principal activity is the design and manufacture of automobiles, motorcycles, outboard engines, general-purpose engines and other products.  perations are carried out through the following sectors: motorcycles: motor bikes, pushbikes; four-wheeled cars: light cars, small-sized cars, normal-sized cars and others: houses, dynamos. Four-wheeled cars accounted for 79% of fiscal 2002 revenues; motorcycles and other two-wheelers, 19% and other operations, 2%. Oversea sales accounted for 52.8% of fiscal 2002 revenues. Suzuki competes in the motorcycle and ATV segments of the powersports industry. Suzuki introduced the first four-wheeled ATV in 1982, and maintains a small market share (7%) in ATVs. In March 2002, Suzuki and Kawasaki formed a strategic partnership for product development, engineering, and manufacturing of both ATVs and motorcycles. Suzuki is also a 34% owner of Arctic Cat, Inc. and provides Arctic Cat with engines used in its snowmobiles and ATVs.

Kawasaki: Kawasaki Heavy Industries' principal activities are the manufacture of a wide range of industrial products. Operations are carried out through the following divisions: General machinery (motorcycles, jet-skis, buggies and gasoline engines); Industrial plant (industrial machinery, boiler and environment equipment); Gas turbine (jet engines, general gas turbines and motors); Aerospace ( air planes); Transportation equipment (trains, construction machinery and precision machinery); Shipbuilder and Other. General machinery accounted for 25 % of fiscal 2002 revenues; industrial plant, 20%; gas turbine, 15%; aerospace; 14%; transport equipment; 11%; shipbuilder, 8% and other, 7%. From the class leading Ninja(R) sportbikes and thundering Vulcan(TM) cruisers to the rugged Brute Force(TM) ATVs, Mule(TM) utility vehicles and JET SKI(R) watercraft, Kawasaki products lead the powersports industry around the globe. Kawasaki's success is in designing and manufacturing products that offer balanced performance, high quality, reliability and excellent fit and finish. Kawasaki is the No. 3 competitor in PWC, the No. 4 competitor in heavyweight motorcycles, and the No. 4 competitor in ATVs. This company is also a market leader in the utility vehicle segment of the ATV market. Kawasaki has a full line of ATVs and introduced the first V-Twin 700cc four-stroke "ultra high performance" sport ATV in the first quarter of 2003.

DESCRIPTION OF BUSINESS - continued

GOVERNMENT REGULATION

Use of motorcycles in the United States is subject to regulation by the Environmental Protection Agency ("EPA"), and by state pollution control agencies. Any failure by us to comply with applicable environmental requirements of the EPA or state agencies could subject us to administratively or judicially imposed sanctions such as civil penalties, criminal  rosecution, injunctions, product recalls or suspension of production.

Motorcycles are subject to considerable safety standards and requirements under the provisions of the National Traffic and Motor Vehicle Safety Act and the rules promulgated under this Act by the National Highway Traffic Safety Administration ("NHTSA"). We could suffer recalls of our motorcycles if they fail to satisfy applicable safety standards administered by the NHTSA.

Emission and noise standards for dirt bike motorcycles and all-terrain vehicles vary from state to state. Some states have no registration requirements for off-road vehicles and others such as California have stringent standards. The Enforcement Division of the California Air Resources Board ("CARB") has the responsibility for preventing the illegal sale and use of non-conforming or non-California certified vehicles, engines, and emissions related parties in California. One category that the Enforcement Division regulates is Off-Highway Recreational Vehicles.

Regulations apply to off-road motorcycles and all-terrain vehicles manufactured on or after January 1, 1997, and all off-road vehicles sold in California, model year 1998 or later, must be certified by the CARB. There are two types of certifications available, a compliant certification ("green sticker") and a non-compliant certification ("red sticker"). A vehicle certified compliant meets the emission standards set forth by the regulation and when registered will receive a green sticker from the Department of Motor Vehicles. The green sticker allows the vehicle to be ridden in any designated riding area at any time during the year. A non-compliant vehicle receives a red sticker at the time of registration. It limits the use of the vehicle according to the regulations, which may allow for seasonal riding.

We have recently received Carb Green for our 110CC ATV, CARB and EPA certificates for our 150CC Scooters, CARB, EPA, DOT for our 250CC Vision Cruisers and Red Sticker for all of our off road models, except for the 110 CC ATV. We currently have application pending for 250CC ATV Mudder, 250CC Eudoro Dirt Bike and 250CC Sports Bike with the EPA. Beginning in January 2006, uniform federal standards will replace those of individual states, including California, and we are in the process of ensuring that our 2006 models comply with the pending reforms.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

In order to protect our valuable brand names from competitors, we have filed trademark applications for our most popular product lines; "URBAN", "TRAIL", "TANK" and "VISION" brand names with the U.S. Patent and Trademark office. We intend to apply for additional trademark and copyright protection for any future product offerings.

DESCRIPTION OF BUSINESS - continued

RESEARCH AND DEVELOPMENT ACTIVITIES

We have not engaged in any research and development activities.

EMPLOYEES

We currently have a total of eighteen (18) full time employees.

DESCRIPTION OF PROPERTY

Our principal office and warehouse is located at 10925 Schmidt Road, El Monte, CA 91733. On August 1, 2005, we entered into a lease agreement with Jing Jing Long and Jiang Yong Ji for the facilities in which we operate. The term of the lease is 60 months with monthly payments of $19,900. The landlords are also officers, directors and majority shareholders of the Company. SEE CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

Our directors and executive officers, their ages, positions held are as follows:

NAME	AGE	POSITION WITH THE COMPANY
Jiangyong Ji 10925 Schmidt Road El Monte, CA 91733	50	Chairman

Jing Jing Long 10925 Schmidt Road El Monte, CA 91733	53	President, Treasurer and Director

Jim Ji 10925 Schmidt Road El Monte, CA 91733	25	Secretary and Director

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - continued

Jiangyong Ji, age 50, has served as Chairman of Tank Sport, Inc. from March 2001 to present; served as co-founder of Steady Star, Inc, a California Corporation from 1994 to present; served as President, CEO and director of LONG Sa De CV from September 1998 to present; served as President, CEO and director of KTMMEX SA DE CV from February 2002 to present. Mr. Ji was the accounting manager for Beijing Group Wuzhou Hotel, a hotel management company, from Sep 1987 to Dec 1992. Mr. Ji has a bachelor degree from the Air Force Medical School of People's Republic of China.

Jing Jing Long, age 53, has served as treasurer and director of Tank Sport, Inc. from March 2001 to present; served as President and co-founder of Steady Star, Inc., a California Corporation from 1994 to present; served as Manager of Panama Hua Mei Group, Co. from 1988 to 1991. Ms. Long received a bachelor degree from First Army Medical School of People's Republic of China.

Jim Ji, age 25, has served as general manager, secretary and director of Tank Sports, Inc. since September, 2003; served as Technical Support department supervisor of Giga Fast Ethernet, Inc., a California Corporation, from September 1999 to September 2003. Mr. Ji has received a bachelor's degree from ITT Technical College.

FAMILY RELATIONSHIPS

Ms. Jing Jing Long is the spouse of Mr. Jiangyong Ji, and Mr. Jim Ji is the son of Mr. Jiangyong Ji.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past five years, none of our directors, executive officers or persons that may be deemed promoters is or have been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation paid by our company for services rendered in all capacities to Tank Sports, Inc. from the 2003 fiscal year ended February 29, 2004 through the 2005 fiscal year ended February 28, 2006, of all officers and directors of our company. We presently have no pension, health, annuity, insurance, profit sharing or similar benefit plans. Executive compensation is subject to change concurrent with our company's requirements.

SUMMARY COMPENSATION TABLE

None of our executive officers received an annual salary and bonus that exceeded $100,000 during the 2005 fiscal year ending February 28, 2006. The following table sets forth the compensation received by Jiangyong Ji, Jing Jing Long and  Jim Ji. We currently do not have any compensation or employment agreements with any of our executive officers, and we do not anticipate entering into any such agreements in the foreseeable future.

EXECUTIVE COMPENSATION - continued

ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY	OTHER	LONG TERM COMPENSATION SECURITIES UNDERLYING OPTIONS
Jiangyong Ji Chairman	2006 2005 2004 2003	15,600.00 12,506.88 17,964.23 25,932.80	-0- -0- -0- -0-	0- -0- -0- -0-

Jing Jing Long President, Treasurer Director	2006 2005 2004 2003	13,200.00 10,856.40 16,481.15 24,674.00	-0- -0- -0- -0-	-0- -0- -0- -0-

Jim Ji Secretary and Director	2006 2005 2004 2003	31,200.00 27,527.52 24,113.04 1,541.30	-0- -0- -0- -0-	-0- -0- -0- -0-

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL ARRANGEMENTS

COMPENSATION OF DIRECTORS

Generally, our Directors do not receive salaries or fees for serving as directors, nor do they receive any compensation for attending meetings of the Board of Directors. Directors are entitled to reimbursement of expenses incurred in attending meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2001, Steady Star, Inc., an S Corp, owned by Mr. Ji and Ms. Long (each 50%) ("Steady Star") loaned a total of $90,000 to Tank. Steady Star also invested $10,000 in "paid in capital" into Tank. Steady Star then become the 100% shareholder of Tank. Steady Star received 10,000 shares of common stock of Tank for its $10,000 investment. The $90,000 was no interest bearing loan with maturation date of April 2002. We were able to fund our start up operations with this loan. As of April 30, 2002, both Steady Star and the Company reached mutual agreement on the extension of the loan for an additional 120 days. The Company had paid principal in full as of July 21, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - continued

On January 30, 2005, the board of Steady Star consented to a non-liquidation dividend of its ownership of the 10,000 shares of Tank to its only 2 shareholders, Mr. Ji and Ms. Long, each 5,000 shares.

On March 15, 2005, Mr. Ji gifted a total of 1,501 shares to 8 individuals.

On August 16, 2003, Tank and Steady Star, a related company, jointly entered into a lease agreement for the term of 36 months with a monthly payment of $7,840, of which $4,075 was allocated to Tank. The leased space was located at 1718 Floradale Ave, South El Monte, CA 91733 with 15,404 square feet for warehouse and office use. As we expanded, the space lacked efficient warehouse space and office presentation required for us to further our business development.

On August 1, 2005, Tank entered into a new lease agreement for a new facility in which they operate. The Lessors are Mr. Ji and Ms. Long, whom jointly own the new warehouse and office. The term of the lease is 60 months with monthly payments of $19,900. The new space locates at 10925 Schmidt Road, El Monte, CA 91733 with 27,263 square foot industrial building situated on approximately 51,400 square foot of land. The new space is adequate for our current operation.

Tank makes purchase of products from third party vendors in China by having Steady Star issuing letter of credit to the third party vendor when Tank issues purchase order to vendors. Upon end of term of the letter of credit, Tank remits payment to Steady Star, which in turn pays to the vendors. As of the fiscal year ended February 28, 2006 and the three months ended May 31, 2006, the amounts due to Steady Star were $2,713,626 and $1,327,446(unaudited) respectively. The amount is due on demand, interest free and unsecured.

Tank and Steady Star share one credit card, which is commonly held under our two shareholders who are also our directors. The credit card is for business related purposes only. Tank and Steady Star makes payments to the credit card for each company's share of the expenses accordingly, each directly to the credit card company. As of May 31, 2006, the amount due was $7,273, which is due on demand, interest free and unsecured.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 25, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. All shares included in the table represent all shares that could be obtained by the individuals listed within sixty (60) days from the date of this Registration Statement. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - continued

NAME AND ADDRESS OF	AMOUNT AND NATURE OF	PERCENT OF
BENEFICIAL OWNER	BENEFICIAL OWNERSHIP	BENEFICIAL OWNERSHIP
Jiangyong Ji Chairman	2,679,200	32.97%

Jing Jing Long President, Treasurer and Director	4,000,000	49.23%

Jim Ji Secretary and Director	0	0.00%

All Officers, Directors And 5% Shareholders	6,679,200	81.20%

CHANGES IN CONTROL

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 50,000,000 common shares with a par value of $0.001. As of August 28, 2006, we had 8,125,700 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to common stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

PLAN OF DISTRIBUTION

The Selling Shareholders of the common stock of Tank Sports, Inc., and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sales price to the public has been determined by the shareholders to be $1.00 per share. The price of $1.00 per share was arbitrarily determined by the Selling Shareholders and bears no relationship to our book value. The price of $1.00 per share is a fixed price until the securities are listed on the OTC.

PLAN OF DISTRIBUTION - continued

Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that our shares will be approved for listing on the OTC Bulletin Board.

The Selling Shareholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- settlement of short sales entered into after the date of this prospectus;

- broker-dealers may agree with the Selling Shareholders to sell a specified  number of such shares at a stipulated price per share;

- a combination of any such methods of sale;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

- any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Shareholders does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

PLAN OF DISTRIBUTION - continued

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

Because the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Currently there are no shares of our common stock eligible for resale pursuant to Rule 144. Each Selling Shareholders has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Notwithstanding statements above, the maximum commission or discount to be received by any NASD member or independent broker/dealer will not be greater than eight (8)  percent for the sale of any securities being registered pursuant to SEC Rule 415.

SELLING SHAREHOLDERS

The Selling Shareholders may offer and sell, from time to time, any or all of the common stock registered pursuant to this Registration Statement. Because the Selling Shareholders may offer all or only some portion of the 1,446,500 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

SELLING SHAREHOLDERS - continued

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Selling Shareholders as of April 25, 2006, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder. None of the Selling Shareholders is a broker-dealer, or an affiliate of a broker-dealer to our knowledge.

Selling Shareholders

Shares of Common Stock Owned Prior to Offering Shares of Common Stock to be Offered for Sale Shares of Common Stock Owned After the Offering Percentage of Common Stock Owned Before the Offering Percentage of Common Stock Owned After the Offering How Selling Shareholders originally obtained their shares.

Selling Shareholders	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Offered for Sale	Shares of Common Stock Owned After the Offering	Percentage of Common Stock Owned Before the Offering	Percentage of Common Stock Owned After the Offering	How Selling Shareholders originally obtained their shares
Richard Lui	150,400	150,400	0	1.85%	0	Gifted by existing shareholder on March 15, 2005
Mui Hoo Lui Chong	150,400	150,400	0	1.85%	0	Gifted by existing shareholder on March 15, 2005
Monica Ning Na Ding	149,600	149,600	0	1.84%	0	Gifted by existing shareholder on March 15, 2005
Yang Jie Ou	162,400	162,400	0	2.00%	0	154,400 shares were gifted by existing shareholder on March 15, 2005 8,000 shares was purchased from Reg S in October 2005
Li Yan Lu	155,400	155,400	0	1.91%	0	154,400 shares were gifted by existing shareholder on March 15, 2005 1,000 shares was purchased from Reg S in October 2005
Yong Tao Jiang	153,800	153,800	0	1.89%	0	153,600 shares were gifted by existing shareholder on March 15, 2005 200 shares was purchased from Reg S in October 2005

Rui Quan Wu	194,000	194,000	0	2.39%	0	144,400 shares were gifted by existing shareholder on March 15, 2005 50,000 shares was purchased from Reg S in October 2005
Haiyan Chu	214,000	214,000	0	2.63%	0	214,000 shares were gifted by existing shareholder on March 15, 2005 70,000 shares was purchased from Reg S in October 2005
Yun Qi	8,000	8,000	0	0.10%	0	purchased from Reg S in October 2005
Li Chen	2,000	2,000	0	0.02%	0	purchased from Reg S in October 2005
Chang Zheng Lei	1,800	1,800	0	0.02%	0	purchased from Reg S in October 2005
Jiang Huai Ji	1,500	1,500	0	0.02%	0	purchased from Reg S in October 2005
Ming Yang	400	400	0	0.00%	0	purchased from Reg S in October 2005
Li Li	1,000	1,000	0	0.01%	0	purchased from Reg S in October 2005
Wei An Tang	600	600	0	0.01%	0	purchased from Reg S in October 2005
Yan Liang Chen	300	300	0	0.00%	0	purchased from Reg S in October 2005
Ling Chen	200	200	0	0.00%	0	purchased from Reg S in October 2005
Yun Yue Lin	100	100	0	0.00%	0	purchased from Reg S in October 2005

Ju Huang	100	100	0	0.00%	0	purchased from Reg S in October 2005
Xin Jun Mao	100	100	0	0.00%	0	purchased from Reg S in October 2005
Zhi Qian Zeng	4,000	4,000	0	0.05%	0	purchased from Reg S in October 2005
Jin Li Zhou	1,000	1,000	0	0.01%	0	purchased from Reg S in October 2005
Zhi Yi Xue	10,000	10,000	0	0.12%	0	purchased from Reg S in October 2005
Xiao Ling Long	10,000	10,000	0	0.12%	0	purchased from Reg S in October 2005
Yuk Lan Tse	20,000	20,000	0	0.25%	0	purchased from Reg S in October 2005
Pei Yong	5,000	5,000	0	0.06%	0	purchased from Reg S in October 2005
Jian Nong Yong	5,000	5,000	0	0.06%	0	purchased from Reg S in October 2005
Ming Xue	5,000	5,000	0	0.06%	0	purchased from Reg S in October 2005
Ling Ji	20,000	20,000	0	0.25%	0	purchased from Reg S in October 2005
Yu Jun Wang	2,000	2,000	0	0.02%	0	purchased from Reg S in October 2005
Maribel Roblero Garcia	3,000	3,000	0	0.04%	0	purchased from Reg S in October 2005
Estela Guadalupe Hernandez Velazo	1,000	1,000	0	0.01%	0	purchased from Reg S in October 2005
Edgar Valencia Gonzalez	1,000	1,000	0	0.01%	0	purchased from Reg S in October 2005

Blanca Vazquez Sanchez	400	400	0	0.00%	0	purchased from Reg S in October 2005
Wen Kun Wang	3,000	3,000	0	0.04%	0	purchased from Reg S in October 2005
Yu Shuang Ou	5,000	5,000	0	0.06%	0	purchased from Reg S in October 2005
Ning Chen	5,000	5,000	0	0.06%	0	purchased from Reg S in October 2005
Total	1,446,500	1,446,500	0	17.80%	0

We will require the Selling Shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon by The O'Neal Law Firm, P.C., 17100 East Shea Boulevard, Suite 400-D, Fountain Hills, Arizona 85268.

TRANSFER AGENT

Our transfer agent is First American Stock Transfer, 706 E. Bell Road, Suite 202, Phoenix, Arizona 85022.

EXPERTS

The financial statements of Tank included in this registration statement have been audited by Kabani & Company, Inc., Certified Public Accountants, to the extent and for the period set forth in their reports appearing elsewhere in the registration statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or cetified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in and/or disagreements with Kabani & Company, Inc. on accounting and financial disclosure matters.

DISCLOSURE OF SEC POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 204 of the California General Corporation Law permits a corporation to include in its Articles of Incorporation provisions eliminating or limiting the personal liability of directors for monetary damages in an action brought by or in the right of the corporation for breach of a director's fiduciary duties, subject to certain limitations. Section 317 of the California General Corporation Law requires a corporation to indemnify its directors and other agents to the extent they incur expenses in successfully defending lawsuits brought against them by reason of their status as directors or agents. Section 317 also permits a corporation to indemnify its directors and other agents to a greater extent than specifically required by law.

Our Articles of Incorporation, as amended, eliminate the personal liability of directors of the Company for monetary damages to the fullest extent permissible under California law. Our Bylaws require that our company, to the maximum extent permitted by California law, indemnify each of our agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact such person is or was an agent of Tank. The term "agent" includes any person who (i) is or was a director, officer, employee or other agent of Tank; (ii) is or was serving at the request of Tank, as a director, officer, employee or agent of another business entity; or (iii) was a director, officer, employee or agent of a corporation which was a predecessor corporation of Tank or of another enterprise at the request of such predecessor corporation.

The effect of these provisions in our Articles of Incorporation and Bylaws is to eliminate our ability and that of our shareholders (through shareholder derivative suits) to recover monetary damages against a director except as limited by California law. These provisions do not limit or eliminate the rights of Tank or those of any shareholder to seek non-monetary relief. In any proceeding arising by reason of the fact a person is or was an agent of Tank, the agent will be indemnified if he or she acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. There can be no indemnification with respect to any matter as to which the agent is adjudged to be liable to Tank,  unless and only to the extent that the court in which such proceeding was brought determines upon application that, in view of all of the circumstances of the case, the agent is fairly and reasonably entitled to indemnity for expenses as the court shall deem proper.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES - continued

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Tank pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's Public Reference Room 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. The Internet site of the SEC contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Tank Sports, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

PART 1. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Tank Sports, Inc.

We have audited the accompanying balance sheet of Tank Sports, Inc. as of February 28, 2006 and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended February 28, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to expiss an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards iquire that we plan and perfoim the audit to obtain reasonable assurance about whether the financial statements are free of matial misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pisentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tank Sports Inc., as of February 28, 2006, and the iesults of its opations and its cash flows for each of the two years ended Febmaiy 28, 2006, in confoimity with accounting principles generally accepted in the United States of Amica.

The Company's frnancial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the noimal course of business. The Company has accumulated deficit of $794,666 at February 28, 2006 including a net loss of $206,713 during the year ended February 28, 2006. These factors as discussed in Note 3 to the frnancial statements, mises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
April 21,2006

 TANK SPORTS, INC.
BALANCE SHEET
FEBRUARY 28, 2006

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$163,528
Accounts receivable, net	270,583
Other Receivable	33,411
Inventory	1,426,092
Prepaid Expenses	66,890
-
Total current assets	1,960,504

PROPERTY AND EQUIPMENT, NET	65,740

LOANS RECEIVABLE	211,846

OTHER ASSETS	11,600
-
$2,249,690

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Auto Loan Payable	$34,029
Equipment Loan Payable	1,425
Due to affiliate	2,713,628
Other payables	64,851
Accrued liabilities	94,723
-
Total current liabilities	2,908,656

STOCKHOLDERS' DEFICIT
Share capital (authorized 50,000,000 shares, $0.001 par value,
8,125,700 shares issued and outstanding)	135,700
Accumulated deficit	(794,666)

Total stockholders' deficit	(658,966)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,249,690

The accompanying notes are an integral part of these financial statements

TANK SPORTS, INC.
STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED FEBRUARY 28, 2006 AND 2005

	Years Ended February 28,
	2006	2005

NET REVENUE	$7,539,336	$2,858,609

COST OF REVENUE	5,671,178	2,170,044
	-	-
GROSS PROFIT	1,868,158	688,565

OPERATING EXPENSES
Selling expenses	1,419,033	493,051
General and administrative expenses	775,352	316,858
Total operating expenses	2,194,385	809,909
	-	-
LOSS FROM OPERATIONS	(326,227)	(121,344)

NON-OPERATING INCOME (EXPENSES)
Other income	123,171	765
Interest expense	(3,657)	(899)
Total non-operating income (expenses)	119,514	(134)
	-	-
NET LOSS	$(206,713)	$(121,478)

WEIGHTED AVERAGE SHARES OF COMMON STOCK
OUTSTANDING, BASIC AND DILUTED	8,031,296	8,000,000

BASIC AND DILUTED NET LOSS PER SHARE	$(0.03)	$(0.02)

The accompanying notes are an integral part of these financial statements

TANK SPORTS, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEAR ENDED FEBRUARY 28, 2006 AND 2005
Common Stock
				Total
	Number of		Accumulated	stockholders'
	shares	Amount	Deficit	equity (deficit )

Balance at February 29, 2004	8,000,000	$10,000	$(466,475)	$(456,475)

Net loss for the year ended February 28, 2005	-	-	(121,478)	(121,478)
Balance at February 28, 2005	8,000,000	10,000	(587,953)	(577,953)

Stock issuance for cash	125,700	125,700	-	125,700

Net loss for the year ended February 28, 2006	-	-	(206,713)	(206,713)
Balance at February 28, 2006	8,125,700	$135,700	$(794,666)	$(658,966)

The accompanying notes are an integral part of these financial statements

 TANK SPORTS, INC.
STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED FEBRUARY 28, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(206,713)	$(121,478)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:

Depreciation and amortization	13,083	6,203

(Increase) decrease in current assets:
Accounts receivable	(180,184)	(2,231)
Other receivable	(10,411)	(23,000)
Inventory	(1,092,997)	359,284
Prepaid expense	(60,646)	(214)
Other assets	12,523	10,417

Increase (decrease) in current liabilities:
Other payables	76,870	(17,942)
Accrued liabilities	64,897	997
	-	-
Net cash provided by (used in) operating activities	(1,383,580)	212,036

CASH FLOWS FROM INVESTING ACTIVITIES
Payment on purchase of property	(62,960)	(629)
Increase in loans receivable	(15,228)	(50,167)
	-	-
Net cash used in investing activities	(78,188)	(50,796)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans	30,922	-
Due to affiliate	1,427,733	(187,195)
Proceeds from stock issuance	125,700	-
	-	-
Net cash provided by (used in) investing activities	1,584,355	(187,195)

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	122,587	(25,955)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	40,941	66,896

CASH & CASH EQUIVALENTS, ENDING BALANCE	$163,528	$40,941
The accompanying notes are an integral part of these financial statements

TANK SPORTS, INC.
NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Tank Sports, Inc. (“Tank” or “the Company”) was incorporated on March 5, 2001. The Company is located in the city of El Monte, California, U.S.A. The Company is engaged in the sales and distribution of high quality recreational and transportation motorcycles, all-terrain vehicles (“ATVs”), dirt bikes, scooters, and Go Karts. The Company’s motorcycles and ATVs products are manufactured in China and Mexico.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts receivable and other receivable

Accounts receivable and other receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary from COD through a credit term up to 10 days and 30 days. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $30,000 as of February 28, 2006.

Inventory

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and an allowance is made for writing down the inventories to the market value, if lower. Inventories comprised of finished goods amounting $1,426,092 as of February 28, 2006.

Loans receivable

On January 10, 2004 and December 20, 2004, the Company loaned $146,451 and $50,167 to two unrelated parties at interest rate of 6% per annum, respectively. The loans are unsecured, both principal and interest are payable on January 10, 2007 and December 20, 2007, respectively. Accrued interest on the loans amounted to $15,228 at February 28, 2006.

Other assets

Other assets comprised of deposits amounting $11,600 as of February 28, 2006.

TANK SPORTS, INC.
NOTES TO FINANCIAL STATEMENTS

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Machinery and equipment

Machinery and Equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives of 5 years for office equipment and machinery. At February 28, 2006, the following were the details of the property and equipment:

Machinery & equipment	$87,342
Less: Accumulated depreciation	(21,602)
$65,740

Due to affiliate

The Company issues purchase orders to third party vendors in China. However, the third party vendors are paid by a US company owned by the shareholder of the Company. This affiliated company issues letter of credit in favor of vendors when the Company issues purchase order to the vendors. The Company makes payment to this affiliated company, which in turn pays to the vendors. As of February 28, 2006, the amount due to this affiliate was $2,713,628. The amount is due on demand, interest free and unsecured.

Long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of February 28, 2006, there were no impairments of its long-lived assets.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized when the delivery is completed, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied to be recorded as unearned revenue.

The Company determines title transfer based upon delivery date.  For the customers with FOB shipping term, the Company recognizes sales and determines title transferred when delivery of items takes place.  For the customers on CNF (cost and freight), the Company recognizes sales and determines title has passed when goods arrive in the port of destination.

TANK SPORTS, INC.
NOTES TO FINANCIAL STATEMENTS

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Advertising costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended February 28, 2006 and February 28, 2005 were $155,268 and $50,772, respectively.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, “Accounting for stock issued to employees” (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. The Company did not issue any option during the year ended February 28, 2006 and 2005.

Income taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Recent pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

TANK SPORTS, INC.
NOTES TO FINANCIAL STATEMENTS

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

In June 2005, the EITF reached consensus on Issue No. 05-6, determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

In March 2006 FASB issued SFAS 156 ‘Accounting for Servicing of Financial Assets’ this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose ‘Amortization method’ or ‘Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities.

4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

3.	GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $794,666 including a net loss of $206,713 during the year ended February 28, 2006. The continuing losses have adversely affected the liquidity of the Company. Losses might continue for the immediate future. The Company faces some business risks, which includes but not limited to, its ability to maintain vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, to increase more sales and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

TANK SPORTS, INC.
NOTES TO FINANCIAL STATEMENTS

3.GOING CONCERN - continued

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort towards (i) build “Tank” brand (ii) set up sales channels to increase sales (iii) liquidate less profitable products, and focus on selling more profitable motorcycles (vi) obtain additional equity.

Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

4.	INCOME TAXES

Through February 28, 2006, the Company incurred net operating losses for tax purposes of approximately $794,666. Differences between financial statement and tax losses consist primarily of bad debts allowance of $30,000 at February 28, 2006. The net operating loss carry forward may be used to reduce taxable income through the year 2026. Net operating loss for carry forward for the State of California is generally available to reduce taxable income through the year 2011. The availability of the Company's net operating loss carry forward is subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

The gross deferred tax asset balance, due to net operating loss carry forward and allowance for bad debts, as of February 28, 2006 was $305,866. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry forward cannot reasonably be assured. Components of deferred tax assets at February 28, 2006 are as follows:

February 28, 2006
Net operating loss	$317,866
Allowance for bad debt	(12,000)
Deferred tax asset	305,866
Less: valuation allowance	(305,866)
$-

The following is a reconciliation of the provision for income taxes at the U.S. federal and California state income tax rate to the income taxes reflected in the Statements of Operations:

	February 28, 2006	February 28, 2005
Tax expense (credit) at statutory rate-federal	(34)%	(34)%
State tax expense net of federal tax	(6)	(6)
Changes in valuation allowance	40	40
Tax expense at actual rate	-	-

5.	BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

TANK SPORTS, INC.
NOTES TO FINANCIAL STATEMENTS

6.	STOCKHOLDERS’ EQUITY

On October 10, 2005, Tank Sports, Inc. amended its articles to increase its number of authorized shares from 1,000,000 to 50,000,000 shares, at par value of $0.001 and a forward split of 800 shares for one. The financial statements have been retroactively restated for the effects of forward stock splits.

On October 10, 2005, Tank Sports, Inc. board consented a Regulation S offering of 300,000 shares of common stock at $1.00 per share. As of October 30, 2005, Tank Sports, Inc. closed the Regulation S offering, 125,700 shares were issued and collected $125,700 from 32 shareholders.

On November 23, 2005, the Company filed a registration statement under the Securities Act of 1933 (SB-2) to register 1,446,500 shares of its common stock. The registration statement is under the review of has been declared effective on April 25, 2006 by the Security and Exchange Commission. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities.

7.	CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company had one major vendor that provided over 10% of the Company’s purchases for the year ended February 28, 2006. Total purchase from the vendor was 43% of the Company’s inventory purchases for the year ended February 28, 2006. The Company had two major vendors that each provided over 10% of the Company’s inventory for the year ended February 28, 2005. Total purchases from these vendors were 85% of the Company’s total inventory purchases for the year ended February 28, 2005.

There were no major customers whose purchases accounted for over 10% of the Company’s total revenue for the year ended February 28, 2006. There was one major customer whose purchases accounted for 13% of the total revenue for the year ended February 28, 2005.

8.	SHIPPING AND HANDLING EXPENSES

Tank has included $596,604 and $193,219 freight out shipping and handling expenses for the years ended February 28, 2006 and February 28, 2005 into selling expenses.

9.	RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the current year presentation.

10.	RELATED PARTIES

On August 1, 2005, Tank entered into another lease agreement for the new facilities in which they operate. The lessors are Tank’s 2 shareholders who are also Tank’s directors. The term of the lease is 60 months with monthly payments of $19,900. As of February 28, 2006, the amount due was $0. The amount is due on demand, interest free and unsecured.

Minimum annual rent expense for Tank for the year subsequent to February 28, 2006 is as follows:

Period	Amount
2007	$ 238,800

TANK SPORTS, INC.
NOTES TO FINANCIAL STATEMENTS
10.RELATED PARTIES - continued

Tank and its affiliated company share one credit card. The credit card is a commonly held card under Tank’s 2 shareholders who are also Tank’s directors. The credit card is for business related purposes only. Tank and its affiliated company will make payments for each company’s share of the expenses accordingly directly to the credit card company. As of February 28, 2006, the amount due was $5,745. The amount is due on demand, interest free and unsecured.

The Company issues purchase orders to third party vendors in China. However, the third party vendors are paid by a US company owned by some of the shareholders of the Company. This affiliated company issues letter of credit in favor of vendors when the Company issues purchase order to the vendors. The Company makes payment to this affiliated company, which in turn pays to the vendors. As of February 28, 2006, the amount due to this affiliate was $2,713,626. The amount is due on demand, interest free and unsecured.

The company has earned $100,000 for providing motorcycle designs for the affiliated company in the year ended February 28, 2006. This $100,000 has been recorded as other income.

11.	COMMITMENTS

In August 16, 2003, Tank and its affiliated company commonly entered into a lease agreement for the facilities in which they operate. The term of the lease is 36 months with monthly payments of $7,840, of which approximately $4,075 is allocated to Tank. The lease was terminated in March 2006,

On August 1, 2005, Tank entered into a new lease agreement. The lessors are Tank’s 2 shareholders who are also Tank’s directors. The term of the lease is 60 months with monthly payments of $19,900.

Rent expense was $189,873 and $63,170 for the years ended February 28, 2006 and February 28, 2005.

12.	SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $3,657 and $899 for interest for the years ended February 28, 2006 and February 28, 2005, respectively. The Company paid $800 each year for income tax for the years ended February 28, 2006 and February 28, 2005.

TANK SPORTS, INC.
BALANCE SHEET
May 31, 2006
(Unaudited)

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$84,854
Accounts receivable, net	143,207
Other receivable	25,120
Inventory	606,704
Prepaid expenses	59,473
-
Total current assets	919,358

PROPERTY AND EQUIPMENT, NET	61,956

LOANS RECEIVABLE	215,577

OTHER ASSETS	10,000

TOTAL ASSETS	$1,206,891

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Loan payable	$32,873
Due to affiliate	1,327,446
Other payables	288,049
Accrued liabilities	157,340
-
TOTAL CURRENT LIABILITIES	1,805,708

STOCKHOLDERS' DEFICIT
Share capital (authorized 50,000,000 shares, no par value, issued and 8,125,700 shares outstanding)	135,700
Accumulated deficit	(734,517)

Total stockholders' deficit	(598,817)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,206,891

See accompanying notes to unaudited financial statements

TANK SPORTS, INC.
STATEMENTS OF OPERATIONS
FOR THE THREE MONTH PERIODS ENDED MAY 31, 2006 AND 2005
(Unaudited)

	2006	2005

NET REVENUE	$2,924,907	$1,055,031

COST OF REVENUE	2,095,510	834,565

GROSS PROFIT	829,397	220,466

OPERATING EXPENSES
Selling expenses	275,065	104,246
General and administrative expenses	504,238	234,951
Total operating expenses	779,303	339,197

INCOME (LOSS) FROM OPERATIONS	50,094	(118,731)

NON-OPERATING INCOME (EXPENSES)
Other income	10,754	8,132
Interest expense	(700)	(147)
Total non-operating income	10,054	8,279

NET INCOME (LOSS)	$60,148	$(110,452)

WEIGHTED AVERAGE SHARES OF COMMON STOCK
OUTSTANDING, BASIC AND DILUTED	8,125,700	8,000,000

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE	$0.007	$(0.014)

See accompanying notes to unaudited financial statements

TANK SPORTS, INC.
STATEMENT OF CASH FLOWS
FOR THE THREE MONTH PERIODS ENDED MAY 31, 2006 AND 2005
(Unaudited)

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$60,148	$(110,452)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

Depreciation and amortization	6,792	1,629

(Increase) decrease in current assets:
Accounts receivable	127,376	(24,149)
Other receivable	8,291	(970)
Inventory	819,387	(132,865)
Prepaid expense	7,417	2,975
Other assets	1,600	-

Increase (decrease) in current liabilities:
Other payables	223,198	(11,515)
Accrued liabilities	62,617	20,286

Net cash provided by (used in) operating activities	1,316,827	(255,061)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment on purchase of property	(3,008)	(1,689)
Decrease in loans receivable	(3,731)	(7,162)

Net cash used in investing activities	(6,739)	(8,851)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from (payments of) loans for auto and equipment	(2,582)	68,654
Increase (decrease) of due to affiliate	(1,386,181)	365,853

Net cash provided by (used in) investing activities	(1,388,763)	434,507

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(78,675)	170,595

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	163,528	40,941

CASH & CASH EQUIVALENTS, ENDING BALANCE	$84,854	$211,536

See accompanying notes to unaudited financial statements

TANK SPORTS, INC.
Notes to Financial Statements
(Unaudited)

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Tank Sports, Inc. (“Tank” or “the Company”) was incorporated in the state of California on March 5, 2001. The Company is located in the city of El Monte, California, U.S.A. The Company is engaged in the sales and distribution of high quality recreational and transportation motorcycles, all-terrain vehicles (“ATVs”), dirt bikes, scooters, and Go Karts. The Company’s motorcycles and ATVs products are manufactured in China and Mexico.

Basis of Preparation

The unaudited financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and footnotes included in the Company’s Annual Report on Form 10-KSB. The results of the three months ended May 31, 2006 are not necessarily indicative of the results to be expected for the full year ending February 28, 2007.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation.

2.	SUMMARY OF SIGNIFICANT ACCOUTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary from COD through a credit term up to 9 to 12 months. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $65,000 as at May 31, 2006.

Other Payable

Other payable includes customer deposits of $274,004 and payroll tax payable of $13,898 at May 31, 2006.

TANK SPORTS, INC.
Notes to Financial Statements
(Unaudited)
2.	SUMMARY OF SIGNIFICANT ACCOUTING POLICIES - continued

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure About Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company’s consolidated financial statements as the Company consists of one reportable business segment. All of the Company’s assets are located in one segment in its facility in California.

Recent Pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

TANK SPORTS, INC.
Notes to Financial Statements
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUTING POLICIES - continued

In June 2005, the EITF reached consensus on Issue No. 05-6, determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

In March 2006 FASB issued SFAS 156 ‘Accounting for Servicing of Financial Assets’ this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose ‘Amortization method’ or ‘Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities.

4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

3.	GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. The Company has accumulated deficit of $734,517 and negative working capital of $886,350 as of May 31, 2006. However, the Company has recorded a net profit of $60,148 for the three months ended May 31, 2006. Accordingly, the generation of this profit is a good indication that the Company’s liquidity may begin to improve. The Company faces some business risks, which includes but not limited to, its ability to maintain vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, to increase more sales and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort towards (i) build “Tank” brand (ii) set up sales channels to increase sales (iii) liquidate less profitable products, and focus on selling more profitable motorcycles (vi) obtain additional equity.

Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

TANK SPORTS, INC.
Notes to Financial Statements
(Unaudited)

4.	LOAN RECEIVABLE

On January 10, 2004 and December 20, 2004, the Company loaned $146,451 and $50,167 to two unrelated parties at interest rate of 6% per annum. The loans are unsecured, both principal and interest are payable on January 10, 2007 and December 20, 2007, respectively. Interest income has been accrued and recorded in loan receivable. As of May 31, 2006, the loan receivables are $54,513 and $161,064, respectively.

5.	INCOME TAXES

Through May 31, 2006, the Company incurred net operating losses for tax purposes of approximately $669,517. Differences between financial statement and tax losses consist primarily of bad debts allowance of $65,000 as of May 31, 2006. The net operating loss carry forward may be used to reduce taxable income through the year 2026. Net operating loss for carry forward for the State of California is generally available to reduce taxable income through the year 2011. The availability of the Company's net operating loss carry forward is subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

The gross deferred tax asset balance, due to net operating loss carry forward and allowance for bad debts, as of May 31, 2006 was $267,807. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry forward cannot reasonably be assured. Components of deferred tax assets at May 31, 2006 are as follows:

Net operating loss	$293,807
Allowance for bad debt	(26,000)
Deferred tax asset	267,807
Less: valuation allowance	(267,807)
$-

The following is a reconciliation of the provision for income taxes at the U.S. federal and California state income tax rate to the income taxes reflected in the Statements of Operations:

	November 30, 2005	November 30, 2004
Tax expense (credit) at statutory rate-federal	34%	(34)%
State tax expense net of federal tax	6	(6)
Changes in valuation allowance	(40)	40
Tax expense at actual rate	-	-

6.	BASIC AND DILUTED NET INCOME (NET LOSS) PER SHARE

Net income (net loss) per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. Basic net income (loss) per share is based upon the weighted average number of common shares outstanding. Diluted net income (loss) per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Weighted average number of shares used to compute basic and diluted net income (loss) per share is the same since there are no dilutive securities.

7.	STOCKHOLDERS’ EQUITY

On October 10, 2005, Tank Sports, Inc. amended its articles to increase its number of authorized shares from 1,000,000 to 50,000,000 shares, at par value of $0.001 and a forward split of 800 shares for one. The financial statements have been retroactively restated for the effects of forward stock splits.

On October 10, 2005, Tank Sports, Inc. board consented a Regulation S offering of 300,000 shares of common stock at $1.00 per share. As of October 30, 2005, Tank Sports, Inc. closed the Regulation S offering, 125,700 shares were issued and collected $125,700 from 34 shareholders

61

TANK SPORTS, INC.
Notes to Financial Statements
(Unaudited)

7.	STOCKHOLDERS’ EQUITY - continued

On November 23, 2005, the Company filed a registration statement under the Securities Act of 1933 (SB-2) to register 1,446,500 shares of its common stock. The registration statement is under the review of Security and Exchange Commission. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities.

8.	SHIPPING AND HANDLING EXPENSES

Tank has included $224,731 and $73,061 freight out shipping and handling expenses into selling expenses for the three month periods ended May 31, 2006 and 2005, respectively.

9.	SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 for income tax during the three month periods ended May 31, 2006 and 2005. The Company paid $700 and $147 for interest during the three month periods ended May 31, 2006 and 2005, respectively.

10.	RELATED PARTIES

On August 1, 2005, Tank entered into another lease agreement for the new facilities in which they operate. The lessors are Tank’s 2 shareholders who are also Tank’s directors. The term of the lease is 60 months with monthly payments of $19,900.. As of May 31, 2006, the amount due was $0.

Minimum annual rent expense for Tank for the year subsequent to May 31, 2006 is as follows:

Period	Amount
1 year after May 31, 2006	$ 238,800

Rent expenses were $59,700 and $12,225 for the three month periods ended May 31, 2006 and 2005, respectively.

Tank and its affiliated company share one credit card. The credit card is a commonly held card under Tank’s 2 shareholders who are also Tank’s directors. The credit card is for business related purposes only. Tank and its affiliated company will make payments for each company’s share of the expenses accordingly directly to the credit card company. As of May 31, 2006, the amount due was $7,273. The amount is due on demand, interest free and unsecured.

The Company issues purchase orders to third party vendors in China. However, the third party vendors are paid by a US company owned by some of the shareholders of the Company. This affiliated company issues letter of credit in favor of vendors when the Company issues purchase order to the vendors. The Company makes payment to this affiliated company, which in turn pays to the vendors. As of May 31, 2006, the amount due to this affiliate was $1,327,446. The amount is due on demand, interest free and unsecured.

11.	COMMITMENT

On August 1, 2005, Tank entered into another lease agreement for the new facilities in which they operate. The lessors are Tank’s 2 shareholders who are also Tank’s directors. The term of the lease is 60 months with monthly payments of $19,900.

In the opinion of management, the accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the Company's financial position as of

TANK SPORTS, INC.
Notes to Financial Statements
(Unaudited)

11.	COMMITMENT - continued

May 31, 2006 and the results of its operations and cash flows for the three months ended May 31, 2006 and 2005 have been made. Operating results for the three months ended May 31, 2006 are not necessarily indicative of the results that may be expected for the year ended February 28, 2007.

These condensed financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company's Form 10-KSB for the year ended February 28, 2006.

Dealer Prospectus Delivery Obligation

Until 90 days from the effective date of this Registration Statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 204 of the California General Corporation Law permits a corporation to include in its Articles of Incorporation provisions eliminating or limiting the personal liability of directors for monetary damages in an action brought by or in the right of the corporation for breach of a director's fiduciary duties, subject to certain limitations. Section 317 of the California General Corporation Law requires a corporation to indemnify its directors and other agents to the extent they incur expenses in successfully defending lawsuits brought against them by reason of their status as directors or agents. Section 317 also permits a corporation to indemnify its directors and other agents to a greater extent than specifically required by law.

Our Articles of Incorporation, as amended, eliminate the personal liability of directors of the Company for monetary damages to the fullest extent permissible under California law. Our Bylaws require that our company, to the maximum extent permitted by California law, indemnify each of our agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact such person is or was an agent of Tank. The term "agent" includes any person who (i) is or was a director, officer, employee or other agent of Tank; (ii) is or was serving at the request of Tank, as a director, officer, employee or agent of another business entity; or (iii) was a director, officer, employee or agent of a corporation which was a predecessor corporation of Tank or of another enterprise at the request of such predecessor corporation.

The effect of these provisions in our Articles of Incorporation and Bylaws is to eliminate our ability and that of our shareholders (through shareholder derivative suits) to recover monetary damages against a director except as limited by California law. These provisions do not limit or eliminate the rights of Tank or those of any shareholder to seek non-monetary relief. In any proceeding arising by reason of the fact a person is or was an agent of Tank, the agent will be indemnified if he or she acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. There can be no indemnification with respect to any matter as to which the agent is adjudged to be liable to Tank, unless and only to the extent that the court in which such proceeding was brought determines upon application that, in view of all of the circumstances of the case, the agent is fairly and reasonably entitled to indemnity for expenses as the court shall deem proper.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with this registration:

SEC Registration Fees	$170.37

Printing and Engraving Fees (1)	$3,000.00

Accounting Fees and Expenses	$42,500.00

Legal Fees and Expenses	$24,000.00

Transfer Agent Fees and Expenses (1)	$750.00
TOTAL	$70,420.37

(1) We have estimated these amounts.

RECENT SALES OF UNREGISTERED SECURITIES

From October 10, 2005 through October 30, 2005, we conducted an offering of 125, 700 shares of our common stock to 34 investors residing in China and Mexico at a price of $1.00 per share for an aggregate value to our company of $125,700.

We relied upon Regulation S of the Securities Act of 1933, as amended (the "Act"). Our officers and directors determined the sophistication of our investors, as the investors were all foreign accredited investors. Each investor completed a subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend. No shares were sold to investors residing within the United States of America. In addition, we complied with the applicable requirements of Rules 902 and 903 of the Act.

EXHIBITS

Exhibit # Description

Exhibit #	Description
3.1	Articles of Incorporation (1)
3.2	Amendment to Articles of Incorporation (1)
3.3	Amendment to Articles of Incorporation (1)
3.4	Bylaws (1)
4.1	Office and Warehouse Lease (1)
4.2A	Minutes of Special Meeting of Board of Directors (2)
4.2B	Minutes of Special Meeting of Board of Directors (2)
4.3	Old Office and Warehouse Lease (2)
5.1	Opinion and Consent of Counsel
23.1	Consent of Independent Auditor

(1) Incorporated by reference from Form SB-2/A filed November 23, 2005
(2) Incorporated by reference from Form SB-2/A filed February 14, 2006
(3) Incorporated by reference from Form POS AM 1 filed May 03, 2006
(4) Incorporated by reference from Form POS AM 2 filed August 14, 2006

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is being registered) any deviation from the high or low end of the estimated maximum range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities being registered, which remain unsold at the end of the offering.

4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Tank pursuant to provisions of the State of California or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned in the city of El Monte, California on August 28, 2006.

TANK SPORTS, INC.

By:	/s/ Jing Jong Long
Jing Jong Long
Title: Principal Executive Officer

By:	/s/ Jing Jong Long
Jing Jong Long
Title: Principal Financial Officer Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 31, 2006	By:	/s/ Jiangyong Ji
Jiangyong Ji
Title :Chairman

Date: August 31, 2006	By:	/s/ Jing Jing Long
Jing Jing Long
Title: President, Director

Date: August 31, 2006	By:	/s/ Jim Ji
Jim Ji
Title: Director